Filed pursuant to Rule 424(b)(3)
File No. 333-286873 and 333-268405
TPG TWIN BROOK CAPITAL INCOME FUND
SUPPLEMENT NO. 5 DATED FEBRUARY 27, 2026
TO THE PROSPECTUS DATED APRIL 30, 2025

This prospectus supplement (the “Supplement”) is part of and should be read in conjunction with the prospectus of TPG Twin Brook Capital Income Fund (“we,” “us,” “our,” or the “Fund”), dated April 30, 2025 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to update the Prospectus.

Updates to Prospectus

The following replaces the paragraph under “Alabama” in the “Suitability Standards” section of the Prospectus:

Alabama investors must have either (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000 or (b) a minimum net worth of $350,000. In addition, an investment in this offering and other non-traded direct participating programs shall not exceed 10% of investors’ liquid net worth at the time of investment. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

The following replaces the paragraph under “Kansas” in the “Suitability Standards” section of the Prospectus:

The Securities Division of the Kansas Department of Insurance recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth.

The following is added to the end of the paragraph under “Kentucky” in the “Suitability Standards” section of the Prospectus:

Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

The following is added to the end of the paragraph under “New Mexico” in the “Suitability Standards” section of the Prospectus:

This requirement shall not apply to any person that is an accredited investor as defined by Rule 501(a) of Regulation D.

The following replaces the paragraph under “New Jersey” in the “Suitability Standards” section of the Prospectus:

New Jersey investors must have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

The following is removed from the “Suitability Standards” section of the Prospectus:

Oklahoma-Purchasers residing in Oklahoma may not invest more than 10% of their liquid net worth in us.

The following is added to the end of the paragraph under “Oregon” in the “Suitability Standards” section of the Prospectus:

Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

The following is added as a new paragraph in the “Suitability Standards” section of the Prospectus:

Pennsylvania – Pennsylvania investors may not invest more than ten percent (10%) of the investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

The following replaces the paragraph under “May I reinvest my cash distributions in additional shares?” in the “Prospectus Summary” section of the Prospectus:

Yes. We have adopted a DRIP whereby shareholders (other than Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Tennessee, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our DRIP (collectively, “Non-Participants”)) will have their cash distributions automatically reinvested in additional Common Shares unless they elect to receive their distributions in cash. Non-Participants will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares. If you participate in our DRIP, the cash distributions attributable to the class of shares that you own will be automatically invested in additional Common Shares. The purchase price for shares purchased under our DRIP will be equal to the most recent NAV per share for such shares at the time the distribution is payable. Shareholders will not pay upfront selling commissions when purchasing shares under our DRIP; however, other than Class I shares, all shares, including those purchased under our DRIP, will be subject to ongoing shareholder servicing and/or distribution fees. Participants may terminate their participation in the DRIP by providing written notice to the Plan Administrator (defined below) five business days in advance of the first calendar day of the next month in order for a shareholder’s termination to be effective for such month. See “Description of Our Shares” and “Distribution Reinvestment Plan.”

The following replaces the paragraph under “Distribution Reinvestment Plan” section of the Prospectus:

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares, except shareholders in Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Tennessee, Vermont and Washington and clients of certain participating brokers that do not permit automatic enrollment in our DRIP (collectively, the “Non-Participants”). Shareholders can elect to “opt out” of the Fund’s DRIP in their subscription agreements (other than the Non-Participants, which must affirmatively opt in to participate in the plan). Non-Participants will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares.

The following replaces the last paragraph under “Indemnification” in “Part C. Item 30” of the Prospectus:

The Registrant obtains and maintains liability insurance for the benefit of its Trustees and officers (other than with respect to claims resulting from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office) on a claims-made basis.

The following replaces Appendix A: Form of Subscription Agreement of the Prospectus in its entirety:

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

Not for Execution
Subscription Agreement for Shares of
TPG Twin Brook Capital Income Fund

1. Your Investment
A. Investment Information
Investment Amount $
B. Investment Method
☐    By mail: Please make checks payable to TPG TWIN BROOK CAPITAL INCOME FUND and attach to this agreement.*
☐    By wire: Please wire funds according to the instructions below.
Name: TPG TWIN BROOK CAPITAL INCOME FUND
Bank Name: [    ]
ABA: [    ]
DDA: [    ]
☐ Broker / Financial advisor will make payment on your behalf
* Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.
C. Share Class Selection

☐ Share Class S	☐ Share Class D **	☐ Share Class I **
(The minimum investment is $2,500 (unless waived))	(The minimum investment is $2,500 (unless waived))	(The minimum investment is $1,000,000 (unless waived))
**    Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.

2. Ownership Type (Select only one)

A. Taxable Accounts

Brokerage Account Number
☐    Individual or Joint Tenant With Rights of Survivorship
☐    Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.)
☐    Tenants in Common
☐ Community Property
☐    Uniform Gift/Transfer to Minors
State of
Date of Birth
☐    Trust (Include Certification of Investment Powers Form or First and Last page of Trust Documents)
☐    C Corporation
☐    S Corporation
☐    Profit-Sharing Plan
☐    Non-Profit Organization
☐    Limited Liability Corporation
☐    Corporation / Partnership / Other (Corporate Resolution or Partnership Agreement Required)

B. Non-Taxable Accounts

Custodian Account Number
☐    IRA (Custodian Signature Required)
☐    Roth IRA (Custodian Signature Required)
☐    SEP IRA (Custodian Signature Required)
☐    Rollover IRA (Custodian Signature Required)
☐    Inherited IRA
☐    Pension Plan (Include Certification of Investment Powers Form)
☐    Other

C. Custodian Information (To Be Completed By Custodian) Custodian Name Custodian Tax ID # Custodian Phone #
Custodian Stamp Here

D. Entity Name – Retirement Plan / Trust / Corporation / Partnership / Other
Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B

Entity Name	Tax ID Number	Date of Formation	Exemptions (See Form W-9 instructions at www.irs.gov)

Entity Address (Legal Address. Required)
Entity Type (Select one. Required)
☐ Retirement Plan     ☐ Trust      ☐ S-Corp      ☐ C-Corp      ☐ LLC      ☐ Partnership              Exempt payee code (if any)

☐ Other	☐ Jurisdiction (if Non-U.S.) (Attach a completed applicable Form W-8)
Exemption from FATCA reporting code (if any)

3. Investor Information
A. Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)
Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address

First Name (MI)	Last Name		Gender
Social Security Number / Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address	City	State	Zip Code
Email Address
If you are a non-U.S. citizen, please specify your country of citizenship (required):

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. October 2021)
Country of Citizenship

Please specify if you are a TPG employee/officer/director/affiliate (required):

☐ TPG Employee	☐ TPG Officer/Director	☐ Immediate Family Member of TPG Officer or Director	☐ TPG Affiliate	☐ Not Applicable

B. Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

First Name (MI)	Last Name		Gender
Social Security Number / Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address	City	State	Zip Code
Email Address
If you are a non-U.S. citizen, please specify country of citizenship (required):

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. October 2021)
Country of Citizenship

Please specify if you are a TPG employee/officer/director/affiliate (required):

☐ TPG Employee	☐ TPG Officer/Director	☐ Immediate Family Member of TPG Officer or Director	☐ TPG Affiliate	☐ Not Applicable

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary date of birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary %
Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor):

D. ERISA Plan Asset Regulations
All investors are required to complete Appendix B attached hereto.

4. Contact Information (If different than provided in Section 3A)

Mailing Address	City	State	Zip Code

5. Select How You Want to Receive Your Distributions (Please Read Entire Section and Select only one)
You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OKLAHOMA, OREGON, TENNESSEE, VERMONT OR WASHINGTON.
☐ If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan; please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below.
ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.
A.    ☐  Check mailed to street address in 3A (only available for non-custodial investors).
B.    ☐  Check mailed to secondary address in 3B (only available for non-custodial investors).
C.    ☐  Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK
D.    ☐  Check mailed to Third party Financial Institution (complete section below)
E. ☐  Manual International Wire (only available for non-custodial international investors). PLEASE FILL OUT APPENDIX C
☐ If you ARE a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Tennessee, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. Please check here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.
I authorize TPG Twin Brook Capital Income Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify TPG Twin Brook Capital Income Fund in writing to cancel it. In the event that TPG Twin Brook Capital Income Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State	Zip Code

Your Bank’s ABA Routing Number		Your Bank Account Number

6. Broker / Financial Advisor Information (Required Information. All fields must be completed.)
The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Financial Advisor Number	Branch Number	Telephone Number

E-mail Address	Fax Number

Operations Contact Name	Operations Contact Email Address

Please note that unless previously agreed to in writing by TPG Twin Brook Capital Income Fund, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.
The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, taking into account such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as any other pertinent factors, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 6 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 15l-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.
THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
If you do not have another broker or other financial intermediary introducing you to TPG Twin Brook Capital Income Fund, then Foreside Financial Services, LLC (“Foreside”) may be deemed to act as your broker of record in connection with any investment in TPG Twin Brook Capital Income Fund. Foreside is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If Foreside is your broker of record, then your shares will be held in your name on the books of TPG Twin Brook Capital Income Fund. Foreside will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker or other financial intermediary.

X			X
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker)	Date

7. Electronic Delivery Opt-Out Form (Optional)
Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you will receive electronic delivery of shareholder communications from TPG Twin Brook Capital Income Fund. If you would like to opt out of electronic delivery, including pursuant to email, please check the box below for this election.
We encourage you to reduce printing and mailing costs and to conserve natural resources by receiving electronic delivery of shareholder communications and statement notifications. By leaving the box below blank, you consent to electronically receive shareholder communications, including your account-specific information, and you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.
You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.
By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

Initial here to opt out of electronic delivery

E-mail Address
If blank, the email provided in Section 4 will be used.

8. Subscriber Signatures
TPG Twin Brook Capital Income Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, TPG Twin Brook Capital Income Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce TPG Twin Brook Capital Income Fund to accept this subscription, I hereby represent and warrant to you as follows:
8.a. Please Note: All Items in this section 8.a. must be read and initialed

	Primary Investor Initials	Co- Investor Initials
(i) I have received the prospectus (as amended or supplemented) for TPG Twin Brook Capital Income Fund at least five business days prior to the date hereof.
	Initials	Initials
(ii)    I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

	Initials	Initials

(iii)    In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.”

	Initials	Initials
(iv) If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above.
	Initials	Initials
(v) I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
	Initials	Initials
(vi)    I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.

	Initials	Initials
(vii)    I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

	Initials	Initials
(viii) I acknowledge that TPG Twin Brook Capital Income Fund may enter into transactions with TPG AG affiliates that involve conflicts of interest as described in the prospectus.
	Initials	Initials
(ix)    I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at www.AGTBCAP.com as of the last day of each month within 20 business days of the last day of each month.

	Initials	Initials
(x)    I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on TPG Twin Brook Capital Income Fund’s toll-free, automated telephone line, 1-844-298-1372.

	Initials	Initials
(xi)    If I am a New Jersey investor, I acknowledge that, assuming a constant NAV per share of $25.00, TPG Twin
Brook Capital Income Fund expects that a one-time investment in 400 shares of each class of shares of
TPG Twin Brook Capital Income Fund (representing an aggregate net asset value of $10,000 for each class)
over a course of 5 years would be subject to the following shareholder servicing and/or distribution fees:
$425 for Class S shares, $125 for Class D shares and $0 for Class I shares. In addition, although neither
TPG Twin Brook Capital Income Fund nor the Intermediary Manager will charge an upfront sales load with respect to Class S shares, Class D shares or Class I shares, if I buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge me transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares.
Selling agents will not charge such fees on Class I shares.

	Initials	Initials

8.b. If you live in any of the following states, please complete Appendix A to TPG Twin Brook Capital Income Fund Subscription Agreement: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Puerto Rico, Tennessee and Vermont.
In the case of sales to fiduciary accounts, the minimum standards in Appendix A shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.
If you do not have another broker or other financial intermediary introducing you to TPG Twin Brook Capital Income Fund, then Foreside may be deemed to be acting as your broker of record in connection with any investment in TPG Twin Brook Capital Income Fund. For important information in this respect, see Section 6 above. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by TPG Twin Brook Capital Income Fund. I acknowledge that the Broker / Financial Advisor (Broker / Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker / Financial Advisor of record at any time by contacting TPG Twin Brook Capital Income Fund Investor Relations at the number indicated below.
SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):
Under penalties of perjury, I certify that:
(1)    The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)    I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(4)    The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X
	Signature of Investor	Date		Signature of Co-Investor or Custodian (If applicable)	Date
(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

9. Miscellaneous
If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of TPG Twin Brook Capital Income Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify TPG Twin Brook Capital Income Fund and the Broker in writing. The Broker may notify TPG Twin Brook Capital Income Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and TPG Twin Brook Capital Income Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.
No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.
All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of TPG Twin Brook Capital Income Fund.

PO Box:	Street Address (overnight):	Toll Free Number
TPG Angelo Gordon PO Box 219400 Kansas City, MO 64121-9400	TPG Angelo Gordon 430 W 7th Street Suite 219400 Kansas City, MO 64105-1407	(844) 298-1372 Fax Number (833) 967-4138

Appendix A

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
Investors in the following states have the additional suitability standards as set forth below.

	Primary Investor Initials	Co-Investor Initials
If I am an Alabama resident, in addition to the suitability standards set forth above, an investment in TPG Twin Brook Capital Income Fund will only be sold to me if I have a liquid net worth of at least 10 times my investment in TPG Twin Brook Capital Income Fund and its affiliates. This requirement shall not apply to any person that is an accredited investor as defined by Rule 501(a) of Regulation D.

	Initials	Initials

If I am a California resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my net worth in TPG Twin Brook Capital Income Fund.
	Initials	Initials
If I am an Idaho resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000.
	Initials	Initials

If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

	Initials	Initials

If I am a Kansas resident, I understand that the Securities Division of the Kansas Department of Insurance recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth.

	Initials	Initials

If I am a Kentucky resident, I may not invest more than 10% of my liquid net worth in TPG Twin Brook Capital Income Fund or its affiliates. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

	Initials	Initials

If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a Massachusetts resident, I have either (a) a minimum liquid net worth of $100,000 and a minimum annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a Massachusetts investor’s investment in us, our affiliates and other non-publicly-traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.

	Initials	Initials

If I am a Missouri resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in the securities registered in this offering.
	Initials	Initials

If I am a Nebraska resident, in addition to the suitability standards set forth above, I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit.

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If I am a New Jersey resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in TPG Twin Brook Capital Income Fund, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth, and (2) I acknowledge that although AGTB Fund Manager, LLC (the “Adviser”), the investment adviser to TPG Twin Brook Capital Income Fund, will advance all organization and offering expenses of TPG Twin Brook Capital Income Fund, and may elect to pay certain of TPG Twin Brook Capital Income Fund’s expenses, TPG Twin Brook Capital Income Fund is obligated to reimburse the Adviser, and this will reduce the returns available to investors.

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If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest more than ten percent (10%) of my liquid net worth in shares of TPG Twin Brook Capital Income Fund, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. This requirement shall not apply to any person that is an accredited investor as defined by Rule 501(a) of Regulation D.

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If I am a North Dakota resident, I have a net worth of at least ten times my investment in TPG Twin Brook Capital Income Fund.
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If I am an Ohio resident, it is unsuitable to invest more than 10% of my liquid net worth in the issuer, affiliates of the issuer, and in any other non-traded business development company. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus, total liabilities) comprised of cash, cash equivalents and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.

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If I am an Oregon resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

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If I am a Pennsylvania resident, I may not invest more than ten percent (10%) of my liquid net worth. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

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If I am a Puerto Rico resident, I may not invest more than 10% of my liquid net worth in TPG Twin Brook Capital Income Fund, its affiliates and other non-traded business development companies. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.

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If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in TPG Twin Brook Capital Income Fund.
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If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am non-accredited Vermont investors, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

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Appendix B: Additional Questionnaire

Instructions: All purchasers please complete this Appendix B in its entirety.

    1.    Are you a “benefit plan investor” within the meaning of the Plan Asset Regulations1 or will you use the assets of a “benefit plan investor”2 to invest in TPG Twin Brook Capital Income Fund?

                □    Yes     □    No

    2.    If Question (1) above is “yes” please indicate what percentage of the purchaser’s assets invested in TPG Twin Brook Capital Income Fund are considered to be the assets of “benefit plan investors” within the meaning of the Plan Asset Regulations:

                _______%

    3.    If you are investing the assets of an insurance company general account please indicate what percentage of the insurance company general account’s assets invested in TPG Twin Brook Capital Income Fund are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder?

_______%

4.    Please indicate if you are “Controlling Person” defined as: (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of TPG Twin Brook Capital Income Fund, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. An “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

□    Yes     □    No

1 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.
2 The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

Appendix C: International Wire Instructions

Intermediary (US) Bank Name	Intermediary (US) Bank ABA / SWIFT

Beneficiary Name	Receiving Bank Name (final destination)	Receiving Bank Acct # (DDA)	Beneficiary Info

SWIFT / BIC Code	FFC / Reference / Details of Payment	Intl Bank Acct # IBAN